                             MICROVISION, INC.

                  COMPUTATION OF PRO FORMA LOSS PER SHARE


                                     Three months ended             Nine Months ended
                                 September 30,  September 30,   September 30,   September 30,
                                      1996          1995             1996            1995
                                 ------------   ------------    -----------    ------------

Net loss                            ($870,300)     ($861,800)   ($2,202,600)    ($1,960,700)
                                 ------------   ------------    -----------    ------------

Shares utilized in computing
  pro forma loss per share:

  Weighted average shares
  outstanding                       4,230,446      3,675,729      3,719,450       3,556,253

  Common stock equivalent
  shares outstanding during
  the period                        1,328,297      1,055,829      1,328,297       1,055,829

  7% Convertible Subordinated
  Notes due 1997                       42,188         42,188         42,188          42,188
                                 ------------   ------------   ------------    ------------
                                    5,600,931      4,773,746      5,089,935       4,654,270
                                 ------------   ------------   ------------    ------------

Pro forma net loss per share           ($0.16)        ($0.18)        ($0.43)         ($0.42)
                                 ------------   ------------   ------------    ------------